UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2016

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The voting results for the matters voted on at the 2016 Annual Meeting of Stockholders held on April 12, 2016 are as follows:

1.	Nine directors were elected to serve one-year terms as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Basil L. Anderson	160,618,975	2,417,190	64,588	11,257,147
Jorge A. Bermudez	162,636,513	397,847	66,393	11,257,147
Darrell Duffie, Ph.D.	162,638,434	399,087	63,232	11,257,147
Kathryn M. Hill	162,635,322	403,779	61,652	11,257,147
Ewald Kist	160,764,964	2,272,717	63,072	11,257,147
Raymond W. McDaniel, Jr.	162,343,201	685,541	72,011	11,257,147
Henry A. McKinnell, Jr., Ph.D.	157,667,581	5,369,026	64,146	11,257,147
Leslie F. Seidman	162,636,580	388,172	76,001	11,257,147
Bruce Van Saun	162,542,043	493,830	64,880	11,257,147

2.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2016 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
173,059,626	819,209	479,065	—

3.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
159,370,818	3,029,555	700,380	11,257,147

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: April 15, 2016